Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Voice: (631) 547-6520

Allion Healthcare, Inc. Announces Second Quarter 2005 Financial Results

Company Reports Record Financial Performance

Annual Revenue Growth of Over 97% for the Second Quarter

MELVILLE, NY, August 11, 2005 – Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the second quarter ended June 30, 2005.

Net sales for the second quarter of 2005 increased 97.5% to $28.6 million from $14.5 million in the second quarter of 2004. Gross profit for the quarter was $4.1 million or 14.5% of net sales. Operating income for the second quarter 2005 increased to $153,531 from a loss of $919,561 in the second quarter of 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income in the second quarter of 2005 was $542,004. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below.

The net income, and basic and diluted loss per share available to common shareholders for the second quarter of 2005 was $70,431 and ($0.31), respectively. Included in the basic and diluted loss per share available to common shareholders for the second quarter was a deemed dividend of $1,338,047 which reduced basic and diluted earnings per share available to common shareholders by $0.33 per share. The deemed dividend was recognized in connection with the conversion of our preferred stock at the initial public offering.

Net sales for the six months ended June 30, 2005 increased 84.2% to $51.3 million from $27.8 million in the six months ended June 30, 2004. Gross profit for the six months ended June 30, 2005 was $7.7 million or 15.0% of net sales. Operating income for the six months ended June 30, 2005 increased to $278,906 from a loss of $1,461,774 in the six months ended June 30, 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income in the first six months of 2005 was $964,033. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below.

The net income, and basic and diluted loss per share available to common shareholders for the six months ended June 30, 2005 was $83,527 and ($0.35), respectively. Included in the basic and diluted loss per share available to common shareholders for the six months ended June 30, 2005 was a deemed dividend of $1,338,047 which reduced basic and diluted earnings per share available to common shareholders by $0.37 per share. The deemed dividend was recognized in connection with the conversion of our preferred stock at the initial public offering.

During the quarter, Allion recognized net sales of $87,000 from New York Medicaid’s preferred reimbursement for specialized HIV pharmacies for the first time. Of this amount, $44,000 related to the period from January 1, 2005 until March 31, 2005. Allion did not recognize any net sales relating to the California Pilot Program, but anticipates that it will begin recognizing these payments in the third quarter of 2005.

Allion incurred some selling, general and administrative expenses and recognized some other income in the second quarter that will not be recurring in the long-term. In the second quarter of 2005, Allion extinguished $2.0 million of convertible subordinated notes with proceeds from the initial public offering. As a result, Allion recognized $176,000 of deferred financing costs for fees paid to the placement agent. In the second quarter of 2005, Allion accrued $150,000 of compensation expense for one of the former owners of the San Francisco pharmacy acquired during the first quarter of 2005. Allion will accrue an additional $150,000 per quarter for a one-year period through March 2006, as long as this former owner remains an Allion employee. The Company repurchased 175,719 warrants with proceeds from the initial public offering at a price of $9.00 per warrant, which resulted in a gain on extinguishment of mandatory redeemable warrants of $316,744.

On August 5, 2005, Allion purchased selected assets from Frontier Pharmacy & Nutrition, Inc., a California corporation doing business as PMW Pharmacy, Inc. As a result of the acquisition, Allion expects to provide specialty pharmacy and disease management services to PMW Pharmacy’s customers. Allion acquired PMW Pharmacy for a total consideration of approximately $9.7 million in cash in an asset acquisition and will service the former PMW Pharmacy patients out of Allion’s Torrance, California facility. PMW Pharmacy reported unaudited revenue of approximately $24.0 million for the twelve months ended December 31, 2004.

“We are very pleased with our quarterly results,” said Michael Moran, President and Chief Executive Officer of Allion Healthcare. “We achieved record revenues, growing in excess of 97%. We continue to provide a high level of service to our patients while improving our operating margins.”

Reconciliation of Net Income Under GAAP to EBITDA (Excluding Other Income)

EBITDA excluding other income refers to income before discontinued operations, interest, income tax expense, and depreciation and amortization excluding other income. Allion considers EBITDA excluding other income a good indication of the company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the company. EBITDA excluding other income is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance. A reconciliation of income before discontinued operations under GAAP to EBITDA excluding other income for the six and three months ended June 30, 2005 and 2004 is as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2005	2004	2005	2004
Income (loss) before discontinued operations	$94,077	$(1,638,569)	$75,641	$(1,012,411)
Interest expense	558,573	176,795	451,634	92,850
Other expense (income)	(373,744)	0	(373,744)	0
Depreciation and amortization	685,127	359,448	388,473	181,037

EBITDA excluding other income	$964,033	$(1,102,326)	$542,004	$(738,524)

Guidance

Allion is providing guidance for the third and fourth quarter of 2005. The guidance includes the effect of the acquisition of PMW Pharmacy. This guidance for earnings per share, or EPS, includes the $150,000 compensation expense that will be incurred in each of the next 3 quarters relating to a former owner of the San Francisco pharmacy acquired in the first quarter of 2005. The guidance for EPS assumes a 40% tax rate in each quarter. Allion is currently reviewing its ability to recognize historical net operating losses to offset taxes on taxable income in future periods. The projections assume that Allion recognizes revenue for the California Pilot Program in the third quarter of 2005, but excludes the retroactive payment under the program for previous quarters. The projections are as follows:

	Q3 2005	Q4 2005
Net Sales (in millions)	$30.0-32.0	$32.5-34.5

EPS	$0.02-0.04	$0.04-0.06

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in this press release and accompanying non-GAAP supplemental information represent financial measures used by Allion’s management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release include EBITDA excluding other income. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance and in assisting investors in comparing the company’s financial performance to those of other companies in the company’s industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

Conference Call Information

A conference call to discuss its second quarter results will be held at 4:45 p.m. Eastern Daylight Time on August 11, 2005. To join the call, please dial 800-289-0496 from the U.S., or 913-981-5519 for international callers. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available through 11:59 p.m. Eastern Daylight Time on August 18, 2005 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 2311040. A replay of the conference call will also be available on the company’s website, www.allionhealthcare.com, for 30 days through September 9, 2005. Questions during the live call will be taken from investment professionals only.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures, changes in customer mix, changes in third party reimbursement rates, changes in government regulations or the interpretation of these regulations, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Operating Data

Allion serviced 8,423 patients in June 2005. The following tables set forth the net sales and operating data for each of our distribution centers for the six months and three months ended June 30, 2005 and 2004:

	Six Months Ended June 30,
	2005			2004
Distribution Region	Net Sales (2)	Prescriptions Filled	Patient Months	Net Sales (2)	Prescriptions Filled	Patient Months
California (1)	$28,267,954	139,985	32,111	$10,327,836	44,756	6,657
New York	$20,881,566	81,292	11,484	$16,672,283	67,349	10,149
Florida	$1,134,194	7,091	831	$825,890	4,623	545
Seattle (1)	$994,134	6,659	1,136	$—	—	—

Total	$51,277,848	235,027	45,562	$27,826,009	116,728	17,351

	Three Months Ended June 30,
	2005			2004
Distribution Region	Net Sales (2)	Prescriptions Filled	Patient Months	Net Sales (2)	Prescriptions Filled	Patient Months
California (1)	$16,576,342	84,544	18,004	$5,361,732	22,910	3,368
New York	$10,731,771	41,287	5,774	$8,661,800	34,789	5,226
Florida	$583,277	3,515	409	$451,998	2,588	299
Seattle (1)	$690,709	4,923	843	$—	—	—

Total	$28,582,099	134,269	25,030	$14,475,530	60,287	8,893

(1)	California and Seattle operations for the six months ended June 30, 2005 included six months contribution from North American Home Health Supply, Inc. and four months of contribution from Specialty Pharmacies, Inc. California and Seattle operations for the three months ended June 30, 2005 included three months contribution from North American Home Health Supply, Inc. and one month of contribution from Specialty Pharmacies, Inc. All information about Austin, Texas has been excluded, because of the termination of operations in that distribution center.
(2)	As required by generally accepted accounting principles, we have restated prior periods to reflect the presentation of the Austin, Texas facility as “discontinued operations,” so that period-to-period results are comparable.

Contact:

Allion Healthcare, Inc.

Jim Spencer, Chief Financial Officer

(631) 870-5126

The Ruth Group

Francesca DeMartino, Investor Relations Consultant to Allion Healthcare, Inc.

(646) 536-7024

fdemartino@theruthgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	At June 30, 2005 (UNAUDITED)	At December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,964,641	$6,979,630
Investment in short term securities	13,387,000	0
Accounts receivable, (net of allowance for doubtful accounts of $400,032 in 2005 and $437,032 in 2004)	9,000,283	4,678,596
Inventories	1,770,591	733,581
Prepaid expenses and other current assets	1,261,829	722,984

Total current assets	$49,384,344	$13,114,791

Property and equipment, net	603,001	561,732
Goodwill	12,189,156	4,472,068
Intangible assets	11,388,404	1,643,449
Other assets	75,190	203,622

TOTAL ASSETS	$73,640,095	$19,995,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,540,413	$6,784,658
Revolving credit line	59,240	1,154
Notes payable-subordinated	1,557,721	1,250,000
Current portion of capital lease obligations	133,658	130,640
Other current liabilities	100,000	100,000

Total current liabilities	14,391,032	8,266,452

LONG TERM LIABILITIES:
Notes payable	673,994	—
Capital lease obligations	136,249	193,306
Other	24,189	21,409

Total liabilities	15,225,464	8,481,167

CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, shares authorized 20,000,000; issued and outstanding 0 at June 30, 2005 and 4,570,009 at December 31, 2004.	—	4,570
Common stock, $.001 par value; shares authorized 80,000,000; issued and outstanding 11,992,067 at June 30, 2005 and 3,100,000 at December 31, 2004.	11,992	3,100
Additional paid-in capital	70,211,067	22,060,733
Accumulated deficit	(11,808,428)	(10,553,908)

Total stockholders’ equity	58,414,631	11,514,495

Total liabilities and stockholders’ equity	$73,640,095	$19,995,662

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net sales	$28,582,099	$14,475,530	$51,277,848	$27,826,009
Cost of goods sold	24,440,885	12,959,826	43,563,031	24,746,639

Gross profit	4,141,214	1,515,704	7,714,817	3,079,370

Operating expenses:
Selling, general and administrative expenses	3,987,683	2,435,265	7,435,911	4,541,144

Operating income (loss)	153,531	(919,561)	278,906	(1,461,774)

Interest expense	(451,634)	(92,850)	(558,573)	(176,795)
Other income	373,744	—	373,744	—

Income (loss) before discontinued operations	75,641	(1,012,411)	94,077	(1,638,569)

Loss from discontinued operations	(5,210)	(90,455)	(10,550)	(141,213)

Net Income (loss)	70,431	(1,102,866)	83,527	(1,779,782)

Deemed dividend on preferred stock	1,338,047	—	1,338,047	—

Net loss available to common shareholders	$(1,267,616)	$(1,102,866)	$(1,254,520)	$(1,779,782)

Basic and Diluted loss per common share:
Loss before discontinued operations	(0.31)	(0.33)	(0.35)	(0.53)
Loss on discontinued operations	—	(0.03)	—	(0.04)

Loss per share	$(0.31)	$(0.36)	$(0.35)	$(0.57)

Basic and Diluted weighted average of common shares outstanding	4,069,802	3,100,000	3,587,580	3,100,000